UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2008

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2008, ValueClick, Inc. ("ValueClick" or "the Company") announced the promotion of David Yovanno to the role of chief operating officer of U.S. media, effective immediately. A copy of the press release dated January 3, 2008 announcing Mr. Yovanno’s appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Reporting to ValueClick chief executive officer, Tom Vadnais, Mr. Yovanno will have overall responsibility for the Company’s U.S. display advertising, lead generation and comparison shopping businesses. James Zarley, executive chairman, will continue to focus on the Company's strategic direction and will assist in the transition of U.S. media operations to Mr. Yovanno.

Mr. Yovanno, age 36, has been a key member of the ValueClick management team since joining the Company in 2000. Prior to his promotion to chief operating officer of U.S. media, Mr. Yovanno was the general manager of ValueClick Media. Prior to his general manager role, Mr. Yovanno held executive vice president of sales and marketing and vice president of sales and product manager roles within ValueClick Media.

In connection with Mr. Yovanno’s appointment as chief operating officer of U.S. media, ValueClick and Mr. Yovanno entered into a Key Employee Agreement ("the Agreement") dated January 3, 2008. Pursuant to the Agreement, Mr. Yovanno's annual salary was set at $360,000. In addition to the standard employee benefits, Mr. Yovanno is eligibile for incentive compensation of up to an annual maximum of $200,000 for fiscal year 2008, based upon the achievement of certain revenue and earnings targets. For each of the three-month periods ended March 31, 2008 and June 30, 2008, Mr. Yovanno will be guaranteed a quarterly bonus payment of $50,000.

The Agreement with Mr. Yovanno also provides for certain additional compensation if his employment with the Company is terminated without cause following the occurrence of a change of control of the Company or upon the occurrence of a constructive termination following a change of control of the Company. Should Mr. Yovanno's employment terminate under either of these circumstances, he will be entitled to receive a severance payment equal to one year of his annual base salary in effect immediately prior to the time of such termination. The Agreement with Mr. Yovanno also provides for the immediate vesting of all of his unvested stock options under either of these circumstances.

The description contained in this Item 5.02 of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Key Employee Agreement between ValueClick, Inc. and David Yovanno dated January 3, 2008.

99.1 Press Release dated January 3, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

January 4, 2008	By:	/s/ John Pitstick

Name: John Pitstick
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Key Employee Agreement between ValueClick, Inc. and David Yovanno dated January 3, 2008.
99.1	Press Release dated January 3, 2008.